EXHIBIT 16.1


[Arthur Andersen LLP Letterhead]


April 12, 2002

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Dear Sir/Madam:

         We have read the first through fourth paragraphs of Item 4 included in the Amendment No. 1 on Form 8-K/A dated April 4, 2002 of Network Commerce Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

                              Very truly yours,

                             /s/ Arthur Andersen LLP